UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 1, 2016, Amyris, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a private investor (the “Purchaser”) relating to the sale of a convertible note in the original principal amount $10.0 million (the “Note”) that is convertible into shares of the Company’s common stock (“Common Stock”) at an initial conversion price of $1.90 per share. The Purchase Agreement includes customary representations, warranties and covenants by the Company. The Purchase Agreement also provides the Purchaser with a right of first refusal with respect to any variable rate transaction, subject to certain exceptions, on the same terms and conditions as are offered to a third-party purchaser for as long as the Purchaser holds the Note or shares of Common Stock underlying the Note.

The closing of the sale of the Note occurred on December 2, 2016. The net proceeds from the sale of the Note, after deducting estimated offering expenses payable by the Company, were approximately $9.9 million.

Note

The Note will be the general unsecured obligation of the Company. Unless earlier converted or redeemed, the Note will mature on May 1, 2018, subject to the rights of the holder to extend the maturity date in certain circumstances.

The Note will be payable in monthly installments, beginning January 1, 2017, in either cash at 118% of such installment amount or, at the Company’s option, subject to the satisfaction of certain equity conditions, shares of Common Stock at a discount to the then-current market price, subject to a price floor. In addition, between December 1, 2016 and December 31, 2016, or in the event that the Company elects to pay all or any portion of a monthly installment in Common Stock, the holder of the Note shall have the right to require that the Company repay in Common Stock an additional amount of the Note not to exceed 50% of the cumulative sum of the aggregate amounts by which the dollar-weighted trading volume of the Common Stock for all trading days during the applicable period exceeds $200,000.

The Note contains customary terms and covenants, including certain events of default after which the holder may require the Company to redeem all or any portion of its Note in cash at a price equal to the greater of (i) 118% of the amount being redeemed and (ii) the intrinsic value of the shares of Common Stock issuable upon an installment payment of the amount being redeemed in shares.

In the event of a Fundamental Transaction (as defined in the Note), the holder of the Note may require the Company to purchase all or any portion of its Note at a price equal to the greater of (i) 118% of the amount being redeemed and (ii) the intrinsic value of the shares of Common Stock issuable upon an installment payment of the amount being redeemed in shares.

The Company has the right to redeem the Note for cash, in whole, at any time, or in part, from time to time, at a redemption price equal to 118% of the principal amount of the Note to be redeemed.

The Note will be convertible from time to time, at the election of the holder, into shares of Common Stock at an initial conversion price of $1.90 per share. The conversion price will be subject to adjustment in the event of any stock split, reverse stock split, recapitalization, reorganization or similar transaction.

Notwithstanding the foregoing, the holder will not have the right to convert any portion of a Note, and the Company will not have the option to pay any amount in shares of common stock, if (a) the holder, together with its affiliates, would beneficially own in excess of 4.99% (or such other percentage as determined by the holder and notified to the Company in writing, not to exceed 9.99%, provided that any increase of such percentage will not be effective until 61 days after notice thereof) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or payment, as applicable, or (b) the aggregate number of shares issued with respect to the Note (and any other transaction aggregated for such purpose) after giving effect to such conversion or payment, as applicable, would exceed 19.99% of the number of shares of Common Stock outstanding as of December 1, 2016 (the “Exchange Cap”). In the event that the Company is prohibited from issuing any shares of Common Stock under the Note as a result of the Exchange Cap, the Company will pay cash in lieu of any shares that would otherwise be deliverable in excess of the Exchange Cap.

For as long as it holds the Note or shares of Common Stock issued under the Note, the holder may not sell any shares of Common Stock at a price less than $1.05 per share; provided, that with respect to any shares of Common Stock issued under the Note at a price less than $1.00, the holder may sell such shares at a price not less than the price floor applicable to the period with respect to which such shares were issued.

The foregoing description of the Purchase Agreement and the Note is qualified in its entirety by reference to the Form of Purchase Agreement and the Form of Note, which are filed hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and are incorporated herein by reference. The legal opinion of Fenwick & West LLP relating to the Note and the Common Stock underlying the Note being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Note and the Common Stock underlying the Note are being offered and sold pursuant to a prospectus filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2015 and a prospectus supplement dated December 1, 2016, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-203216) declared effective by the SEC on April 15, 2015.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Note described in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
4.1	Form of Convertible Note (included in Exhibit 10.1)
5.1	Opinion of Fenwick & West LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 2, 2016	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Form of Convertible Note (included in Exhibit 10.1)
5.1	Opinion of Fenwick & West LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)